UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2009
The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 290-6000
8 Campus Drive
Parsippany, New Jersey 07054

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
Agreement and Plan of Merger
On January 12, 2009, The Medicines Company (the “Company”) and its newly formed, wholly owned subsidiary, Boxford Subsidiary Corporation (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Targanta Therapeutics Corporation (“Targanta”). Pursuant to the Merger Agreement, the Merger Sub has agreed to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of Targanta for consideration of (i) $2.00 per share net in cash, less any required tax withholding and without interest thereon, to the seller thereof (the “Closing Consideration”), plus (ii) contractual rights to receive up to $4.55 per share in contingent cash payments upon Targanta’s achievement of specified regulatory and commercial milestones within agreed upon time periods (the “CPRs” and, together with the Closing Consideration, the “Offer Price”). Following the consummation of the Offer, the Merger Sub will merge with and into Targanta, with Targanta as the surviving entity (the “Merger”), and all shares of Targanta common stock not acquired in the Offer will convert into the right to receive the Offer Price (other than shares held by holders who have properly exercised their appraisal rights under Section 262 of the Delaware General Corporation Law). Targanta will then become a wholly owned subsidiary of the Company. The Merger Agreement includes customary representations, warranties and covenants by the parties.
The transaction has been approved by the boards of directors of the Company and Targanta.
The Company agreed that the Merger Sub will commence the Offer within 10 business days after the date of the Merger Agreement and that the Offer will remain open for at least 20 business days. The Company has the right to extend the Offer or undertake subsequent offerings in accordance with the terms of the Merger Agreement and the applicable rules and regulations of the Securities and Exchange Commission.
The Merger Sub’s obligation to accept for payment and pay for shares of Targanta common stock tendered in the Offer is subject to customary conditions, including, among other things: (i) a majority of the outstanding shares of Targanta common stock on a fully-diluted basis shall have been validly tendered in accordance with the terms of the Offer and not properly withdrawn (the “Minimum Condition”), (ii) the absence of litigation by any governmental agency relating to the Offer or the Merger or any other litigation that would reasonably be expected to succeed and in which a judgment adverse to Targanta would reasonably be expected to result in a material adverse change with respect to Targanta, (iii) the accuracy of representations made by Targanta in the Merger Agreement, (iv) material compliance by Targanta with its covenants in the Merger Agreement and (v) the absence of a material adverse change with respect to Targanta.
Subject to the terms of the Merger Agreement, Targanta has granted the Merger Sub an irrevocable option to purchase that number of newly-issued shares that is equal to one share more than the amount needed to give the Merger Sub ownership of 90% of outstanding Targanta common stock on a fully-diluted basis (the “Top-Up Option”). The Top-Up Option is exercisable only if, among other things, the Minimum Condition is satisfied. The Merger Sub will pay to Targanta the Offer Price for each share acquired upon exercise of the Top-Up Option.
The Merger Agreement contains certain termination rights of the Company and Targanta and provides that, upon the termination of the Merger Agreement under specified circumstances, Targanta would be required to pay the Company a termination fee equal to $5.485 million. Under the Merger Agreement, Targanta would also obligated to reimburse the Company for up to $2.5 million of expenses incurred by the Company in connection with the negotiation, preparation and performance of the Merger Agreement if the Merger Agreement is terminated under specified circumstances.

Contingent Payment Rights Agreement
Pursuant to the Merger Agreement, at or prior to the closing of the Offer, the Company will enter into a Contingent Payment Rights Agreement (the “CPR Agreement”) with American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent). The CPR Agreement will set forth the circumstances under which the Company will be obligated to deposit with the Rights Agent the contingent cash payments for distribution to the holders of CPRs and the procedures for making any such distributions. The CPRs will not be transferable, subject to limited exceptions. Each CPR will represent the right to receive up to four additional cash payments as follows:
•	If the Company or an affiliate of the Company obtains approval from the European Medicines Agency (“EMEA”) for a marketing authorization application for oritavancin for the treatment of complicated skin and skin structure infections (“cSSSI”) on or before December 31, 2013, the EMEA CPR Payment Amount will become payable to holders of CPRs. The EMEA CPR Payment Amount actually paid will depend on the date on which EMEA approval is granted: $1.00 per CPR if granted on or before December 31, 2009; $0.75 per CPR if granted after December 31, 2009 and on or before June 30, 2010; and $0.50 per CPR if granted after June 30, 2010 and on or before December 31, 2013.
•	If the Company or an affiliate of the Company obtains final approval from the Food and Drug Administration for a new drug application (“NDA”) for oritavancin for the treatment of cSSSI on or before the date that is 40 months after the date the first patient is enrolled in a Phase III Trial of cSSSI (provided such date is not later than December 31, 2013), an amount equal to $0.50 per CPR will become payable to holders of CPRs (the “FDA CPR Payment”).
•	If the Company or an affiliate of the Company obtains final FDA approval for an NDA for the use of oritavancin for the treatment of cSSSI administered by a single dose intravenous infusion on or before the date that is 40 months after the date the first patient is enrolled in a Phase III Trial of cSSSI (provided such date is not later than December 31, 2013), an amount equal to $0.70 per CPR will become payable to holders of CPRs. This payment may become payable simultaneously with the FDA CPR Payment.
•	If aggregate Net Sales (as defined in the CPR Agreement) for oritavancin in four consecutive calendar quarters ending on or before December 31, 2021 reach or exceed $400,000,000, an amount equal to $2.35 per CPR will become payable to holders CPRs.
Targanta Stockholder Agreements
In connection with the Merger Agreement, the Company and certain major stockholders of Targanta (who beneficially own in the aggregate approximately 36% of the total outstanding shares of Targanta common stock) executed Stockholder Agreements pursuant to which such persons agreed (i) to tender all shares of Targanta common stock beneficially owned by them in the Offer and (ii) to be subject to additional restrictions with respect to their shares of Targanta common stock prior to the closing of the Merger.
The foregoing descriptions of the Merger Agreement and the forms of CPR Agreement and Stockholder Agreement are qualified in their entirety by reference to the full text of the Merger Agreement (including the forms of agreements attached thereto as exhibits), which is attached as Exhibit 2.1 to this report and is incorporated in this report by reference.
The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the

Company, the Merger Sub or Targanta. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Targanta or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Targanta’s public disclosures.
Important Additional Information Will Be Filed with the Securities Exchange Commission (SEC)
This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell shares of Targanta. The Merger Sub has not commenced the Offer for shares of Targanta stock described in this document.
Upon commencement of the Offer, the Company will file with the Securities and Exchange Commission a tender offer statement on Schedule TO and related exhibits, including the offer to purchase, letter of transmittal, and other related documents. Following commencement of the Offer, Targanta will file with the Securities and Exchange Commission a solicitation/recommendation statement on Schedule 14D-9. Shareholders should read the offer to purchase and solicitation/recommendation statement and the tender offer statement on Schedule TO and related exhibits when such documents are filed and become available, as they will contain important information about the Offer.
Shareholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of these documents from The Medicines Company or Targanta by contacting: Robyn Brown of The Medicines Company at 973-290-6000 or investor.relations@themedco.com, or Susan Hager of Targanta at 617-577-9020 x217 or shager@targanta.com.
Cautionary Note Regarding Forward-Looking Statements
Statements in this Current Report on Form 8-K regarding the proposed transaction between the Company and Targanta, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, new product development, including obtaining regulatory approvals, and any other statements about the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward looking statements. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-

looking statements. Important factors that may cause or contribute to such differences include uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of Targanta’s stockholders will tender their stock in the offer; the risk that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; transaction costs; whether results obtained in clinical studies or in preclinical studies such as the studies referred to above will be indicative of results obtained in future clinical trials; whether, if the Company consummates the acquisition, the Company can advance oritavancin through the contemplated Phase 3 trial on a timely basis or at all and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies for the product; whether, if oritavancin receives approval, the Company will be able to successfully distribute and market the product and in that regard, whether physicians, patients and other key decision-makers will accept clinical trial results; whether the Company will be able to obtain regulatory approvals and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports, current reports on Form 8-K and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 10, 2008, which are incorporated herein by reference. The forward-looking statements are made only as of the date of publication. Except as otherwise required by law, the Company specifically disclaims any obligation to update any of these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits
          See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: January 13, 2009	By:	/s/ Paul M. Antinori
	Name:	Paul M. Antinori
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

2.1(1)	Agreement and Plan of Merger among The Medicines Company, Boxford Subsidiary Corporation, and Targanta Therapeutics Corporation, dated as of January 12, 2009.

(1)	Schedules (other than Schedule A) omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.